Exhibit 99.1

Altra Reports First-Quarter 2014 Results

Achieved Record Quarterly Revenues and Non-GAAP EPS

Cash Flow from Operations Doubles to $19.1 Million

BRAINTREE, Mass., April 25, 2014 — Altra Industrial Motion Corp. (Nasdaq: AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the first quarter ended March 31, 2014.

Financial Highlights

•	First-quarter 2014 net sales were $210.1 million, compared with $185.2 million in the first quarter of 2013, an increase of 13.5%. Excluding, the impact of the Svendborg acquisition, first-quarter sales were $190.1 million, an increase of 2.7% from the same quarter of 2013.

•	First-quarter net income was $11.4 million, or $0.41 per diluted share, compared with $11.9 million, or $0.44 per diluted share, in the first quarter of 2013. Non-GAAP net income in Q1 2014 increased to $13.1 million, or $0.48 per diluted share, from $12.1 million, or $0.45 per diluted share, a year ago.*

•	During the quarter ended March 31, 2014, the average price of the Company’s common stock exceeded $27.02, which represents the current per share conversion price of the Company’s Convertible Notes. This resulted in an incremental 660,000 shares being included in the diluted weighted average common shares outstanding, causing a $0.01 reduction in diluted net income per share. The Convertible Notes become convertible if certain circumstances are met during any quarterly period, including if the price of the Company’s common stock exceeds 130% of the conversion price for a specified number of trading days. None of these circumstances were met during the first quarter and therefore the Convertible Notes are not currently convertible.

•	Reconciliation of Non-GAAP Net Income*:

	Quarter	Quarter
	March 31, 2014	March 30, 2013
Net income attributable to Altra Industrial Motion Corp.	$11,365	$11,880
Acquisition related expenses	426	—
Amortization of inventory fair value adjustment	2,151	—
Restructuring Costs	—	320
Tax impact of above adjustments	(814)	(104)

Non-GAAP net income	$13,128	$12,096

Non-GAAP diluted earnings per share	$0.48	$0.45

•	First quarter 2014 cash flows from operations were strong at $19.1 million, allowing the pay-down of $12.4 million of debt.

Management Comments

“We are very pleased with our first-quarter performance, as we achieved record revenues and non-GAAP earnings despite the difficult winter weather in North America that impacted some of our customers and distributor partners as well as several of our own operations,” said Carl Christenson, Altra President and CEO. “Svendborg contributed to the bottom line as expected for the quarter, and our working capital efforts at the core Altra businesses helped to more than double both our operating and free cash flow from a year ago.”

Business Outlook

“We ended the quarter with accelerating momentum in the majority of our end markets, and we have seen industrial demand continue to strengthen early in the second quarter,” Christenson said. “We believe we are well positioned to capitalize on this improving environment. We also continue to make steady progress on our profit improvement initiatives, which should continue to contribute positively to our performance going forward. In addition, the Svendborg acquisition integration is proceeding well, and we expect this business to make a greater contribution to the bottom line as we proceed through the year. We are enthusiastic about our prospects for sales and profitability growth, and we remain confident in our guidance for 2014.”

Altra is maintaining its previous guidance for 2014. The Company is forecasting sales in the range of $800 to $825 million and non-GAAP diluted EPS of $1.85 to $2.00 for 2014. The Company expects its tax rate for the full year to be approximately 31% to 33% before discrete items. Altra also expects capital expenditures in the range of $28 to $30 million and depreciation and amortization in the range of $34 to $36 million.*

The Company will host an investor conference call to discuss its first-quarter financial results today, April 25, 2014, at 10:00 AM ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the “Investor Relations” section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under “Events & Presentations” in the “Investor Relations” section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on April 25, through midnight on May 9, 2014. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID # 13580544). A webcast replay also will be available at www.altramotion.com.

Altra Industrial Motion Corp.

Consolidated Statements of Income Data:	Quarter Ended
In Thousands of Dollars, except per share amounts	March 31, 2014	March 30, 2013
	(Unaudited)	(Unaudited)
Net sales	$210,138	$185,150
Cost of sales	148,342	129,651

Gross profit	$61,796	$55,499
Gross profit as a percent of net sales	29.4%	30.0%
Selling, general & administrative expenses	38,262	32,442
Research and development expenses	3,889	2,934
Restructuring Charges	—	320

Income from operations	$19,645	$19,803
Income from operations as a percent of net sales	9.3%	10.7%
Interest expense, net	3,019	2,605
Other non-operating expense (income), net	534	(47)

Income before income taxes	$16,092	$17,245
Provision for income taxes	4,729	5,386

Income tax rate	29.4%	31.2%
Net income	11,363	11,859

Net loss attributable to non-controlling interest	2	21

Net income attributable to Altra Industrial Motion Corp.	$11,365	$11,880

Weighted Average common shares outstanding
Basic	26,733	26,733
Diluted	27,444	26,767
Net income per share
Basic	$0.43	$0.44
Diluted	$0.41	$0.44
Reconciliation of Non-GAAP Income From Operations:
Income from operations	$19,645	$19,803
Restructuring costs	—	320
Amortization of inventory fair value adjustment	2,151	—
Acquisition related expenses	426	—

Non-GAAP income from operations	$22,222	$20,123

Reconciliation of Non-GAAP Net Income:
Net income attributable to Altra Industrial Motion Corp.	$11,365	$11,880
Acquisition related expenses	426	—
Amortization of inventory fair value adjustment	2,151	—
Restructuring costs	—	320
Tax impact of above adjustments	(814)	(104)

Non-GAAP net income	$13,128	$12,096

Non-GAAP diluted earnings per share	$0.48 (1)	$0.45 (2)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 31.6% by the above items

(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 32.4% by the above items

Consolidated Balance Sheets

In Thousands of Dollars	March 31, 2014	December 31, 2013
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$61,849	$63,604
Trade receivables, net	120,673	109,084
Inventories	139,727	143,665
Deferred income taxes	9,736	9,754
Income tax receivable	1,823	5,032
Prepaid expenses and other current assets	17,108	18,066

Total current assets	350,916	349,205
Property, plant and equipment, net	156,134	157,535
Intangible assets, net	116,648	118,768
Goodwill	105,217	104,339
Deferred income taxes	926	934
Other non-current assets, net	4,651	4,895

Total assets	$734,492	$735,676

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$52,452	$51,180
Accrued payroll	22,446	23,983
Accruals and other current liabilities	36,180	34,979
Deferred income taxes	45	44
Income tax payable	13,187	12,963
Current portion of long-term debt	17,784	16,924

Total current liabilities	142,094	140,073
Long-term debt, less current portion and net of unaccreted discount	249,147	261,348
Deferred income taxes	53,868	53,813
Pension liabilities	7,890	8,025
Long-term taxes payable	755	1,038
Other long-term liabilities	1,026	1,055
Redeemable non-controlling interest	1,028	991
Total stockholders’ equity	278,684	269,333

Total liabilities, non-controlling interest and stockholders’ equity	$734,492	$735,676

Reconciliation to operating working capital:
Trade receivables, net	120,673	109,084
Inventories	139,727	143,665
Accounts payable	(52,452)	(51,180)

Operating working capital *	$207,948	$201,569

	Year to Date Ended
	March 31,	March 30,
	2014	2013
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$11,363	$11,859
Adjustments to reconcile net income to net cash flows:
Depreciation	5,845	5,220
Amortization of intangible assets	2,219	1,613
Amortization of deferred financing costs	232	189
Loss on foreign currency, net	305	110
Amortization of inventory fair value adjustment	2,151	—
Accretion of debt discount, net	823	760
Loss on disposal/impairment of fixed assets	212	—
Stock based compensation	874	849
Changes in assets and liabilities:
Trade receivables	(11,957)	(15,063)
Inventories	1,439	(663)
Accounts payable and accrued liabilities	4,944	6,154
Other current assets and liabilities	829	(833)
Other operating assets and liabilities	(206)	(900)

Net cash flows from operating activities	19,073	9,295

Cash flows from investing activities
Purchase of property, plant and equipment	(5,617)	(4,499)

Net cash flows from investing activities	(5,617)	(4,499)

Cash flows from financing activities
Payments on Term Loan Facility	(6,261)	(1,875)
Payments on Revolving Credit Facility	(6,165)	(19,304)
Dividend payment	(2,696)	—
Proceeds from Equipment Loan	582	1,170
Shares surrendered for tax withholdings	(132)	—
Payments on mortgages and other debt	(199)	(278)
Payments on capital leases	—	(9)

Net cash flows from financing activities	(14,871)	(20,296)

Effect of exchange rate changes on cash and cash equivalents	(340)	(3,483)

Net change in cash and cash equivalents	(1,755)	(18,983)
Cash and cash equivalents at beginning of year	63,604	85,154

Cash and cash equivalents at end of period	$61,849	$66,171

Reconciliation to free cash flow:
Net cash flows from operating activities	19,073	9,295
Purchase of property, plant and equipment	(5,617)	(4,499)

Free cash flow *	$13,456	$4,796

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in eleven countries. Altra’s leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Svendborg Brakes, TB Wood’s, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.

* Discussion of Non-GAAP Financial Measures

As used in this release and the accompanying slides posted on the Company’s website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company’s core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management’s current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the Company’s expectations around the Svendborg acquisition integration and Svendborg’s 2014 earnings, progress on margin initiatives and working capital reductions, the Company’s assessment of end market conditions and industrial demand, the Company’s ability to capitalize on the improving industrial demand and its prospects for sales and profitability growth, the Company’s unaudited 2014 financial information, and the Company’s guidance for full year 2014.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) changes in pension and retirement liabilities, (14) risks associated with compliance with environmental laws, (15) the ability to successfully execute, manage and integrate key acquisitions and mergers, (16) failure to obtain or protect intellectual property rights, (17) risks associated with impairment of goodwill or intangibles assets, (18) failure of operating equipment or information technology infrastructure, (19) risks associated with our debt leverage and operating covenants under our debt instruments, (20) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (21) risks associated with compliance with tax laws, (22) risks associated with the global recession and volatility and disruption in the global financial markets, (23) risks associated with implementation of our new ERP system, (24) risks associated with the Bauer, Lamiflex and Svendborg acquisitions and integration and other acquisitions, (25) risks associated with the Company’s investment in a new manufacturing facility in China, (26) risks associated with certain minimum purchase agreements we have with suppliers, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) risks associated with interest rate swap contracts, (29) risks associated with the potential dilution of our common stock as a result of our convertible notes, (30) risks associated with our exposure to renewable energy markets, (31) risks related to regulations regarding conflict minerals, and (32) other risks, uncertainties and other factors described in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

Contact:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com